Exhibit 99.3

Wag.co

Wag!

Legal Disclaimer

This presentation is the confidential information of Wag Labs, Inc. and may be used by recipient for the sole purpose of evaluating a possible transaction between recipient and Wag Labs, Inc. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Wag Labs, Inc. or CHW Acquisition Corporation (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith.

By receiving this information, recipient and recipient's affiliates agree to maintain the confidentiality of the information contained herein. Recipient and recipient's affiliates are strictly prohibited from reproducing any portion of this presentation or disclosing the content to any third party.

This presentation is subject to updating, completion, revision, verification and further amendment. These materials were compiled on a confidential basis for use by Wag Labs, Inc. in presenting certain materials to specific persons and not with a view to public disclosure or filing thereof under state or federal securities laws. These materials were designed for use by specific persons familiar with the industries in which Wag Labs, Inc. operates. These materials are not intended to provide the sole basis for evaluating and should not be considered a recommendation with respect to, any transaction or other matter.

Any financial and operating forecasts and projections contained herein represent certain estimates of Wag Labs, Inc. as of the date thereof. Wag Labs, Inc.'s independent public accountants have not examined, reviewed or compiled the forecasts or projections and, accordingly, does not express an opinion or other form of assurance with respect thereto. Furthermore none of Wag Labs, Inc. or its management team can give any assurance that the forecasts or projections contained herein accurately represents Wag Labs, Inc.'s future operations or financial condition. Such information is subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in any prospective financial information. Accordingly, there can be no assurance that any prospective results are indicative of the future performance of Wag Labs, Inc. or that actual results will not differ materially from those presented in these materials. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. Wag Labs, Inc. assumes no obligation to update or otherwise revise these materials.

CONFIDENTIAL 2

Business Combination Highlights 3 Wag!: Visionary Management Team Garrett Smallwood Chief Executive Officer Adam Storm President & Chief Product Officer Alec Davidian Chief Financial Officer CHW: Consumer Industry Veterans and Deal Making Expertise Paul Norman President Jonah Raskas Co - CEO Mark Grundman Co - CEO Wag! Highlights CHW Investment Criteria ✔ Highly innovative industry disruptor ✔ Proven ability to unlock growth ✔ Mobile first, on - demand platform ✔ Leading industry brand ✔ Seamless customer experience ✔ Outsized competitive advantages ✔ High Barriers to Entry ✔ Public markets management team ✔ Sustainable earnings with significant growth CONFIDENTIAL

Business Combination Rationale CONFIDENTIAL Criteria: Focus on Growth, Brand and Management High growth rate Sector or product category leadership Competitive advantages in technology, e - channel capability, IP or brand Scalable platform with public company readiness Highly driven and experienced management team 4

5 We believe that being busy shouldn’t stop you from owning or taking care of your pet. exists to make pet ownership possible, and bring joy to pets and those who love them.

6 6 CONFIDENTIAL Wag! was created because lonely pets deserve healthier and happier lives Leaving your pet alone at home creates stress and the existing solutions are limited Wag! exists to solve this problem Our Journey Started in 2015

7 7 CONFIDENTIAL We are Consolidating the Pet Industry onto the Phone Walking is the first step in the door... Mobile First Home Access Weekly Usage US Pet Industry Expenditures https://www.americanpetproducts.org/press_industrytrends.asp

Wag!

We're the One Stop Shop for Premium Pet Care

	Dog Walking	Drop-In Visits	Boarding	House Sitting	Training	Wellness	Health
	On-demand and recurring dog walks	Quick home visit for dogs and cats	A sleepover for your pet in a Pet Caregivers home	Overnight pet sitting in the comfort of your home	One-on-one training sessions	Simple and affordable wellness plans and insurance comparison marketplace	24/7 expert pet advice
Avg. Pet Parent Price per Unit*	$20.00 / 30-min walk	$15.00 / visit	$59.00 / night	$39.00 / night	$60.00 / in-home session	$42.00 / month	$30.00 / session
% of Revenue*	67%					33%	
Wag! Premium Benefits $9.99 / month	• 10% discount • 24/7 VIP Customer Service • Top rated Pet Caregivers • No booking fees					Includes discount plans	Includes unlimited pet advice
% of Premium Subscribers**	40% MAU						

*Avg. Pet Parent Price per Unit, % of Revenue as of Q3'21
**% of Premium Subscribers as of October 2021

CONFIDENTIAL 8

9 9 CONFIDENTIAL Large, Resilient Category with No Signs of Slowdown 6.5% CAGR U.S. Pet Spend 2021 Estimated U.S. Pet Industry Expenditures $110B (American Pet Product Association) 2021 Wag! Services TAM $10B (American Pet Product Association) 2021 Wag! Wellness TAM $34.3B (American Pet Product Association) 2021 US Pet Industry Expenditures https://www.americanpetproducts.org/press_industrytrends.asp https://www.iii.org/fact - statistic/facts - statistics - pet - ownership - and - insurance https://www.statista.com/statistics/253976/pet - food - industry - expenditure - in - the - us/

10 10 CONFIDENTIAL Key Metrics 4,600 Cities 1,000,000 Pet Parents Served $300m Total Bookings Since Launch We’re Rapidly Recovering Out of The Pandemic * Includes pro forma FY2021 M&A of Pet Insurer, Petted, which closed Q3:2021

11 11 CONFIDENTIAL • 23m (one in five) households acquired a dog or cat since the beginning of the pandemic • More than 85m families own a pet in the US New Customers Already Above Pre - Pandemic Volume https://www.iii.org/fact - statistic/facts - statistics - pet - ownership - and - insurance https://www.aspca.org/about - us/press - releases/new - aspca - survey - shows - overwhelming - majority - dogs - and - cats - acquired - during

12 12 CONFIDENTIAL Kastle Back to Work Barometer Weekly Occupancy Report from Kastle Access Control System data (10/13/2021) https://www.kastle.com/safety - wellness/getting - america - back - to - work/ Growth of New Customers Despite Work From Home Industry report recently asked U.S. office employees when they plan on returning to office… ○ 75% expected to be back full - time by mid - 2022 ○ 6% expected to transition to work - from - home full - time 12 12

13 13 CONFIDENTIAL Proven Ability to Diversify TAM and Unlock New Spend Wag! Wellness Revenue * Includes pro forma FY2021 M&A of Pet Insurer, Petted, which closed Q3:2021

The Wag! Platform 14

15 Dependable, Recurring Customer Behavior Recurring services and Wag! Premium drive dependable revenue 5x monthly frequency Both Sides of Marketplace Love Wag! Leading NPS for Pet Parents and Pet Caregivers 67 NPS Pet Parent 45 NPS Pet Caregiver Pet Parents Choose Wag! Wag! brand and reach leads the industry 70% Organic Acquisition Wag! Premium Subscription $9.99 monthly subscription drives stickiness and retention 40% of MAU Strong Unit Economics Proven, replicable margins across all markets 3:1 LTV:CAC Industry Leading Service Quality Wag! Platform is trustworthy and dependable 4.98 Avg. Rating Negative Supply - side CAC Pet Caregivers pay $29.95 resulting in negative CAC Negative Supply CAC Platform Highlights CONFIDENTIAL

16 16 CONFIDENTIAL Robust Pet Caregiver profiles Digital and Trusted ● Wag! Platform connects Pet Parents with highest - quality Pet Caregivers ● 10 million reviews provide assurance on quality of care Mobile First ● 98% of community is mobile ● Pet Caregivers are hyper - local and on - demand Platform of services at your fingertips Live GPS and in - app payment Wag! is the #1 Trusted In - Home Pet Platform 16 16

17 17 CONFIDENTIAL Before Wag! 90% of customers never used a dog walker We’ve Disrupted Traditional Dog Walking Now, customers use Wag! 5x per month! We’re Creating an Entirely New Market *Internal consultation survey results 2018 - 2019 **Customer frequency from 2021 cohorts

Clear Market Leader in On - Demand Services 18 18 CONFIDENTIAL Pet Parents Away from Home During Service 75% (October 2021) Avg. Wait Time for On - Demand Request 15 Min (October 2021) Reduces Disintermediation 18 18

19 19 CONFIDENTIAL Pet Parent Service Rating 4.98/5 10m+ reviews (October 2021) We Lead the Industry in Service Quality 19 19

20 20 Pet Parent Rebooking Rate 90% (October 2021) CONFIDENTIAL Weekday Recurring Services 20% (October 2021) Rebooking Rate is calculated as percentage of cohort who complete 1 or more services after their initial booking Recurring Services are calculated as percentage of weekday services which are on a set - and - forget repeat schedule Delightful Experiences Drive Pet Parent Retention

21 21 Attach Rate* 20% (October 2021) Dog Walking Trusted, local, 5 - star dog walkers in your neighborhood Drop - In A quick home visit for dogs and cats who love having friends over Training One - on - one training sessions, over the phone or in - person Health Chat with a certified pet expert 24/7 Boarding A sleepover for your pet in a Pet Caregivers home Sitting A sleepover for your pet in the comfort of your own home Pet Insurance Compare and purchase top - rated pet wellness and insurance plans Wellness Plans Subscribe and save to premium wellness plans We’re Building the #1 Platform for Pet Wellbeing CONFIDENTIAL Attach Rate calculated as the percentage of customers who’ve completed services in 2 or more service - types on the Wag platform (Walking, Si tting & Boarding, Drop - Ins, Training, Health)

22 22 CONFIDENTIAL Wag! Premium Pet Parent Avg. Monthly Frequency 7 - 8x (October 2021) Wag! Premium Attach Rate (% of MAU) 40% (October 2021) Wag! Premium LTV $1,000 (October 2021) Additional Service Attach Rate (% of Subscribers) 40% (October 2021) Wag! Premium Subscription Drives Platform Lock - in

23 Screened, Background Checked, & Approved Pet Caregivers 350k+ (October 2021) Extensive Knowledge Testing Property damage insured up to $1,000,000 24/7 Customer Support 23 Screened & Background Checked CONFIDENTIAL Industry Leading Background Checks and Safety Property damage of $1,000,000 subject to applicable plan limitations

Financial Overview 24

Wag!

As New Management, We're Just Getting Started

2017
Rapid growth and geographic expansion

2018
SoftBank Vision Fund invests and installs new management team

2020
Garrett takes over as CEO realigns toward Growth and Operational Excellence

2021+
Post-pandemic tailwinds drive 100%+ YoY growth

Previous Management

- 443 Employees
- $49k Revenue Per Employee
- 19% Take Rate
- <$1m Non-Walking Revenue
- $125 3-year LTV

New Management

- 75 Employees
- $350k+ Revenue Per Employee
- 37%+ Take Rate
- $10m+ Non-Walking Revenue
- $340+ 3-year LTV

CONFIDENTIAL 25

26 We Have Positive Service Unit Economics in Every Market ● 40% Platform Fee across service types ● All markets are contribution margin positive ● Demonstrated success adding complimentary services (Wag! Premium) October 2021 30 - minute walk averages are used as basis for waterfall CONFIDENTIAL 26 26 Wag! 30 minute Walk Breakdown

27 27 CONFIDENTIAL Steady State Service Take Rate 37% (October 2021) Robust Service Take Rate is Driven by Platform Value & Operational Excellence 27 27

28 28 CONFIDENTIAL ● Intense focus on operational excellence and marketplace mechanics ● Expanding revenue lines to drive increased lifetime value Data Science and Automation Drive Lasting Improvements 28 28

29 CONFIDENTIAL 29 Wag! Premium Value is Obvious and Revenue is Durable ● Wag! Premium has been resilient & sticky in the face of COVID ● Premium drives cross - sell to other service types the benefits extend to ● 30% of Premium subscribers select Annual plan 29 29

● 2020 cohorts are significantly outperforming 2017, 2018, & 2019 Cohorts at the same stage ● 2021 cohorts performing even better than 2020 cohorts 30 CONFIDENTIAL 2017, 2018, 2019 cohorts cumulative through Feb - 2020 2020 cohort includes customers onboarded after March - 2020 2020, 2021 cohorts cumulative through September - 2021 30 Month of customer lifetime Despite a global pandemic, 2020 & 2021 Cohorts are strongest in the history of the business Cumulative Net Revenue by Cohort Vintage 30 30

31 31 CONFIDENTIAL Pet Parent 3 - Year LTV $340 (June 2021) June 2021 CAC $55 (3 month payback) Strong Gross Margin and Organic Acquisition Result in 3:1 LTV:CAC Near Term CAC Target $100 (6 month payback) Gross Profit LTV is forecasted from post - pandemic cohorts (FY’21) 31 31

FINANCIALS • Stable gross margin of approximately 90% • No material liabilities • No inorganic acquisition / M&A is assumed in the model SERVICES • Wag! assumes the return - to - office will take place gradually between Q1’2022 and Q1’2023. • Monthly services completed on the Wag! platform will return to pre - pandemic levels in Q4’2022. • Wag! forecasts that pre - 2020 cohorts will never fully recover and that they will make up less than 30% of revenue in 2022. • Forecast assumes 2022 marketing spend converts new bookings with comparable efficiency to pre - COVID levels, with increasing marketing spend per customer beginning in Q3’2021. • Does not assume overarching improvements to future cohort performance or Wag! Premium penetration. 32 Key Forecast Assumptions WELLNESS • Wag! Wellness synergizes within the Wag! ecosystem through 2022 and beyond & provides significant upside to take rate CONFIDENTIAL • Forecasted operating EBITDA of $(15.6m) and $(10.7m) for FY’2022 and FY’2023 due to focus on brand building, with positive EB ITD A in Q2’2024 • Revenues presented are reduced for certain marketing coupons, which may be presented as Marketing expense in the GAAP financi als

33 Summary Financials Assuming a Slow & Steady Return - to - Work in 2022 Gross Bookings In Millions Includes Services delivered to existing and new Pet Parents Revenue and Take Rate In Millions Take Rate is calculated by dividing Revenue by Gross Bookings CONFIDENTIAL

34 Summary Financials Operational Excellence Provides Leverage at Scale EBITDA and EBITDA Margin In Millions Gross Profit and Gross Profit Margin In Millions EBITDA margin = EBITDA / revenue EBITDA defined as net income (loss) adjusted for provision for (benefit from) income taxes, interest income (expense), deprec iat ion and amortization, stock - based compensation expense, and 2019/20 restructuring expense CONFIDENTIAL

35 Key Financial Summary CONFIDENTIAL

36 Metric 2019 2020 Q3’21 Long Term Targets Key Drivers Take Rate 24% 31% 42% 40%+ ● Continued operational excellence ● Applied data science within marketplace mechanics ● Penetration of Wag! Premium and subscription services Revenue Growth 25% (52%) 136% 40%+ ● Post - pandemic return - to - normal ● Maturation of existing, launched markets ● Expand pet types and service offerings EBITDA Margin (296%) (164%) (51%) 10%+ ● Emphasis on operating leverage within operations and fixed costs Long Term Targets CONFIDENTIAL

37 Building the #1 Platform for Pet Parents International Expansion Opportunistic M&A Platform Expansion Accelerate Growth in Existing Markets Expand Subscription Offerings CONFIDENTIAL

38 38 CONFIDENTIAL Proven Platform Expansion with Synergistic M&A Mobile First Home Access Weekly Usage Physical Subscription Pet Insurance Compare and purchase top - rated pet wellness and insurance plans Wellness Plans Subscribe and save to premium wellness plans Home Access Prescription High - quality Food Smart Home Multifamily Key Tag

High growth characteristics with a critical mass of users and activity Public Comparables – Rationale Highly disruptive of traditional industries Strong mobile presence Powerful network effects Leading online consumer marketplaces ● Strong consumer internet brands ● 2 or 3 sided marketplaces ● Similar take - rate economics ● Large user base that leads to improved algorithms and AI/ML supported by Big Data & Analytics ● Either mobile first or a strong multi - platform strategy, with an emphasis on mobile ● Market leaders who were first to move into a brick - and - mortar industry ● Outsized growth in users and topline revenue CONFIDENTIAL 39 Representative Comparables

Public Comparables – Valuation Metrics CONFIDENTIAL 40 2022E Total Enterprise Value / Revenue Multiple (x) 2023E Total Enterprise Value / Revenue Multiple (x) Source: S&P Capital IQ and FactSet Note: Market data as of 01/31/2022

Public Comparables – Operating Metrics CONFIDENTIAL 41 2021E – 2023E Revenue CAGR (%) 2022E Gross Margin (%) Source: S&P Capital IQ and FactSet Note: Market data as of 01/31/2022

Transaction Summary Illustrative Pro Forma Ownership (3) Sources & Uses at Close Illustrative Pro Forma Valuation (1) Does not reflect shares which are expected to be gifted to Pet Caregivers which in aggregate is not anticipated to exceed 1% of the total shares outstanding. (2) Assumes no CHW stockholder has exercised its redemption rights to receive cash from the trust account. This amount will be re duc ed by the amount of cash used to satisfy any redemptions. (3) Pro forma share count includes 30.0 million seller rollover shares, 12.5 million CHW SPAC shares, 1.6 million PIPE investor s har es, and 2.8 million CHW Sponsor shares. Excludes the impact of 4.2 million sponsor warrants, and 12.5 million public warrants. Shares outstanding also excludes 15.0 million Company earn - out shares (the “ Company Earn - out”) and 360,750 sponsor forfeiture shares (the “Sponsor Earn - out”). The Company Earn - out shares and Sponsor - Earn out shares are each divided into three equal parts and are triggered if the share price exceeds i) $12.50, ii) $15.00, and iii) $18.00, in any 20 out of 30 consecutive trading day period, respectively. (4) $151 million net cash includes $171 million total cash proceeds, net of $20 million transaction fees. ● Wag Pro Forma Enterprise Value of $348 million at close of business combination – Implied Pro forma Enterprise Value to Revenue multiples of 8.3x and 4.9x, for 2022E and 2023E, respectively – Purchase multiples assume revenue of $42 million and $71 million, for 2022E and 2023E, respectively ● Transaction to be funded via a $16 million PIPE offering, $30 million Term Loan, and CHW Cash - in - Trust of $125 million (2) – Total cash proceeds of $171 million (2) for the transaction – Net cash proceeds to Wag’s balance sheet to accelerate and fund growth, as well as, organic and strategic initiatives ● Wag’s existing shareholders and management are rolling 100% of their equity into the transaction ● Wag’s pre - closing shareholders will potentially receive new additional shares in the form of an earnout achieved in three equal installments at $12.50, $15.00 and $18.00 a share, corresponding to 9.33%, 16.23% and 22.04%, respectively, of pro forma shares outstanding ● CHW has agreed to potentially forfeit up to 360,750 shares based upon similar triggers as Wag’s earnout described above (3) CONFIDENTIAL 42 Transaction Overview (1)

Content is the confidential information of Wag Labs, Inc. and may be used by recipient for the sole purpose of evaluating a possible transaction between recipient and Wag Labs, Inc. By receiving this information, recipient and recipient’s affiliates agree to maintain the confidentiality of the information contained herein. Recipient is strictly prohibited from reproducing any portion of this presentation or disclosing the content to any third party. 43 Thank You! CONFIDENTIAL 43 43 43

Appendix 44

Wag!

Disclaimer 1/4

Disclaimer

This investor presentation (this "Investor Presentation") has been prepared by Wag Labs, Inc. (the "Company") and CHW Acquisition Corporation (the "SPAC") in connection with the proposed business combination (the "Business Combination") of the SPAC and the Company.

This Investor Presentation is for informational purposes only and does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of the SPAC or the Company, or their respective affiliates, which offer may only be made at the time a qualified offeree receives definitive offering documents and other materials (collectively, the "Offering Materials"). Without limiting the generality of the foregoing, this Investor Presentation does not constitute an invitation or inducement of any sort to any person in any jurisdiction in which such an invitation or inducement is not permitted or where the SPAC and the Company are not qualified to make such invitation or inducement. In the event of any conflict between this Investor Presentation and information contained in the Offering Materials, the information in the Offering Materials will control and supersede the information contained in this Investor Presentation. No person has been authorized to make any statement concerning the SPAC or the Company other than as will be set forth in the Offering Materials, and any representation or information not contained therein may not be relied upon.

Cautionary Language Regarding Forward-Looking Statements

This Investor Presentation includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "may," "might," "will," "would," "could," "should," "forecast," "intend," "seek," "target," "anticipate," "believe," "expect," "estimate," "plan," "outlook" and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements, which include estimated financial information, involve known and unknown risks, uncertainties and other factors.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, without limitation,

- the risk that the proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of the securities of the SPAC or the Company;
- the risk that the proposed Business Combination may not be completed by the 24-month deadline to which the SPAC is subject and the potential failure to obtain an extension of the deadline if sought by the SPAC;
- the failure to satisfy conditions to the consummation of the proposed Business Combination, including the adoption of a business combination agreement (the "BCA") by the shareholders of the SPAC and the Company;
- the lack of a third-party valuation in determining whether or not to pursue the proposed Business Combination;
- the occurrence of any event, change or other circumstance that could give rise to the termination of the BCA;
- the effect of the announcement or pendency of the proposed Business Combination on the Company's business relationships, performance and business generally;
- risks that the proposed Business Combination disrupts current plans and operations of the Company;
- the outcome of any legal proceedings that may be instituted against the Company or the SPAC related to the BCA or the proposed Business Combination;
- the ability to maintain the listing of the SPAC's securities on Nasdaq;
- the volatility of the price of the SPAC's and the post-combination company's securities;
- the ability to implement business plans, forecasts and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities;
- the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates;
- the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize the Company's products or services, or experience significant delays in doing so;
- the risk that the post-combination company may not achieve or sustain profitability;
- the risk that the post-combination company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; and
- the risk that the post-combination company experiences difficulties in managing its growth and expanding operations.

CONFIDENTIAL 45

46 46 You should (also) carefully consider the risks and uncertainties described on pages * and * of this presentation Forward - looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of the SP AC and the Company or, when applicable, of one or more third - party sources. No representation or warranty is made with respect to the reasonableness of any estimates, forecasts, illustrations, prospects or returns, which s hou ld be regarded as illustrative only. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sec tio n of the SPAC’s registration statement on Form S - 1 (the “Registration Statement”) and the proxy statement/prospectus discussed below and other documents filed by the SPAC from time to time with the U.S. Securities and Exc han ge Commission (“SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statem ents. You are cautioned not to place undue reliance upon any forward - looking statements, which, unless otherwise indicated herein, spe ak only as of the date of this Investor Presentation. Neither the SPAC nor the Company commits to update or revise the forward - looking statements set forth herein, whether as a result of new information, future events or ot herwise, except as may be required by law. Use of Projections This Investor Presentation contains financial forecasts or projections (collectively “Projections”) prepared by the Company. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the Projections for the purpose of their inclusion in this Investor Presentation and , a ccordingly, neither the SPAC nor the Company expresses an opinion or provides any other form of assurance with respect thereto for the purpose of this Investor Presentation. These Projections should not be relied upon as bei ng necessarily indicative of future results. The Projections are provided solely for illustrative purposes, reflect the current beliefs of the Company as of the date hereof, and are based on a variety of assumptions and est ima tes about, among others, future operating results, market conditions and transaction costs, all of which may differ from the assumptions on which the Projections are based. The Company does not assume any obligation to updat e t he Projections or information, data, models, facts or assumptions underlying the foregoing in this Investor Presentation. There are numerous factors related to the markets in general or the implementation of any operational strategy that cannot be fu lly accounted for with respect to the Projections. Any targets or estimates are therefore subject to a number of important risks, qualifications, limitations and exceptions that could materially and adversely affect the combin ed company’s performance. Moreover, actual events are difficult to project and often depend upon factors that are beyond the control of the SPAC and the Company. The performance projections and estimates are subject to the on going COVID - 19 pandemic, and have the potential to be revised to take into account further adverse effects of the COVID - 19 pandemic on the future performance of the SPAC and the Company. Projected returns and estimates are based on an assumption that public health, economic, market, and other conditions will improve; however, there can be no assurance that such conditions will improve within the time period or to the extent estimat ed by the SPAC and the Company. The full impact of the COVID - 19 pandemic on future performance is particularly uncertain and difficult to predict, therefore actual results may vary materially and adversely from the Projecti ons included herein. Presentation of Financial Information The Company’s financial statement have been prepared in accordance with International Financial Reporting Standards (“IFRS”), wh ich may not be comparable to financial statements prepared in accordance with US generally accepted accounting principles. CONFIDENTIAL Disclaimer 2/4

Wag!

Disclaimer 3/4

Use of Non-GAAP Financial Measures

This Investor Presentation includes certain financial measures not presented in accordance with GAAP, including, but not limited to, EBITDA and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company's financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company's presentation of these measures may not be comparable to similarly-titled measures used by other companies, including those peers whose measures are presented in this Investor Presentation.

The Company believes these non- GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company also believes that the use of these non- GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing the Company's financial measures with other similar companies, many of which present similar non- GAAP financial measures to investors. These non-IFRS financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to any footnotes where presented in this Investor Presentation, as well as to the table on the final page, for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with GAAP.

This Investor Presentation also includes certain projections of non- GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable IFRS financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures and no reconciliation of the forward-looking non- GAAP financial measures are included in this Investor Presentation.

Certain monetary amounts, percentages and other figures included in this Investor Presentation have been subject to rounding adjustments. Certain other amounts that appear in this Investor Presentation may not sum due to rounding.

Use of Trademarks and Other Intellectual Property

All registered or unregistered service marks, trademarks and trade names referred to in this Investor Presentation are the property of their respective owners, and the use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names. Third-party logos included herein may represent past customers, present customers or may be provided simply for illustrative purposes only. Inclusion of such logos does not necessarily imply affiliation with or endorsement by such firms or businesses. There is no guarantee that either the SPAC or the Company will work, or continue to work, with any of the firms or businesses whose logos are included herein in the future.

CONFIDENTIAL 47

Wag!

Disclaimer 4/4

General

This Investor Presentation is strictly confidential and may not be copied, reproduced, redistributed or passed on, in whole or in part, or disclosed, directly or indirectly, to any other person or published or for any purpose without the express written approval of the SPAC and the Companies. This Investor Presentation may not be reproduced or used for any other purpose. By accepting this Investor Presentation, the recipient agrees that it will, and will cause its representatives and advisors to, use this Investor Presentation, as well as any information derived by the recipient from this Investor Presentation, only for initial due diligence regarding the SPAC and the Company in connection with (i) the proposed Business Combination and (ii) the SPAC's proposed private offering of public equity ("PIPE Offering") to a limited number of investors and for no other purpose and will not, and will cause their representatives and advisors not to, divulge this Investor Presentation to any other party.

The delivery of this Investor Presentation shall not, under any circumstances, create any implication that the Investor Presentation is correct in all respects, including as of any time subsequent to the date hereof, and the SPAC and the Company do not undertake any obligation to update such information at any time after such date. Neither the SPAC nor the Company nor any of their respective affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of this Investor Presentation and nothing contained herein should be relied upon as a promise or representation as to past or future performance of the SPAC, the Companies or any other entity referenced herein. An investment through the PIPE Offering entails a high degree of risk and no assurance can be given that investors will receive a return on their capital and investors could lose part or all of their investment.

Each recipient acknowledges and agrees that it is receiving this Investor Presentation only for the purposes stated above and subject to all applicable confidentiality obligations as well as securities laws, including without limitation the U.S. federal securities laws and the EU Market Abuse Regulation, prohibiting any person who has received material, non-public information/inside information from purchasing or selling securities of the SPAC or the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities

Participants in the Solicitation

The SPAC and its directors and executive officers may be deemed participants in the solicitation of proxies from its stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in the SPAC is contained in the Registration Statement, which was filed with the SEC and is available free of charge at the SEC's website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the SPAC in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement/prospectus for the proposed Business Combination when available.

Additional Information

The SPAC intends to file with the SEC a proxy statement/prospectus relating to the proposed Business Combination, which will be mailed to its stockholders once definitive. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination. SPAC stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, the SPAC and the proposed Business Combination. When available, the proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of the SPAC as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov.

CONFIDENTIAL 48

Wag!

Risk Factors

The following list of risk factors is provided to certain sophisticated institutional investors in connection with a potential investment in CHW Acquisition Corporation (the "SPAC"), or a newly formed holding company, as part of a proposed business combination between the Company and the SPAC pursuant to which the combined company will become a publicly traded company (the "Business Combination"). References to "we," "us" or "our" are to the Company and, following the Business Combination, refer to the combined company. The list of risk factors has not been prepared for any other purpose. Investing in the combined company's common shares to be issued in connection with the Business Combination involves a high degree of risk. Investors should carefully consider the risks and uncertainties inherent in an investment including those described below, and conduct their own due diligence investigation, before making an investment decision. If we cannot address any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, our business, financial condition or results of operations could be materially and adversely affected. The risks described below are not the only ones we face. The following list of risks is not exhaustive, and additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial condition or results of operations. Risks relating to our business will be disclosed in future documents filed or furnished with the US Securities and Exchange Commission ("SEC"), including the documents filed or furnished in connection with the proposed Business Combination. The risks presented in such filings will be consistent with those that would be required for a public company in their SEC filings and may differ significantly from, and will be more extensive than, those presented below.

- **Risks Related to Our Business and Industry**
  - The COVID-19 pandemic, and any future outbreak or other public health emergency, could materially affect our business, liquidity, financial condition and operating results.
  - We may experience significant fluctuations in our operating results and rates of growth.
  - Online marketplaces for pet care are still in relatively early stages of growth and if demand for them does not continue to grow, grows slower than expected, or fails to grow as large as expected, our business, financial condition and operating results could be materially adversely affected.
  - We face intense competition and could fail to gain, or could lose, market share if we are unable to compete effectively.
  - Our failure to quickly identify and adapt to changing industry conditions may have a material and adverse effect on us.
  - Any significant interruptions or delays in IT service or any undetected errors or design faults in IT systems could result in limited capacity, reduced demand, processing delays and loss of customers, suppliers or marketplace merchants and a reduction of commercial activity.
  - Our success depends in large part on our ability to attract and retain high quality management and operating personnel, and if we are unable to attract, retain and motivate well qualified employees, our business could be negatively impacted.
  - We may from time to time pursue acquisitions, which could have an adverse impact on our business, as could the integration of the businesses following acquisition.
  - Exchange rate fluctuations may negatively affect our results of operations.

CONFIDENTIAL 49

50 50 • Risks Related to Legal, Regulatory and Tax Matters • If pet caregivers are reclassified as employees under applicable law, our business would be materially adversely affected. • Our business is subject to a variety of U.S. laws and regulations, many of which are unsettled and still developing and failu re to comply with such laws and regulations could subject us to claims or otherwise adversely affect our business, financial condition, or operating results. • Government regulation of the Internet, mobile devices and e - commerce is evolving and unfavorable changes could substantially adv ersely affect our business, financial condition and operating results. • Taxing authorities may successfully assert that we have not properly collected, or in the future should collect, sales and us e, gross receipts, value added, or similar taxes and may successfully impose additional obligations on us and any such assessments, obligations, or inaccuracies could adversely affect our business, financial condi tio n and operating results. • Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. • We are subject to increasingly stringent environmental regulations. • We may not be able to adequately protect our intellectual property rights or may be accused of infringing intellectual proper ty rights of third parties. • We may be unable to continue the use of our domain names or prevent third parties from acquiring and using domain names that inf ringe upon, are similar to or otherwise decrease the value of our brands, trademarks, or service marks. • We may be subject to product liability claims if people or property are harmed by the products sold on our platform. • Some of our potential losses may not be covered by insurance. We may not be able to obtain or maintain adequate insurance cov era ge. • We may be exposed to enforcement for violating anti - corruption laws, anti - money laundering laws and other similar laws and regul ations. • Any actual or perceived breach of security or security incident or privacy or data protection breach or violation could inter rup t our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and operating results. • Changes in laws or regulations relating to privacy, data protection, or the protection or transfer of data relating to indivi dua ls, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of data relating to individuals, could a dve rsely affect our business. • Systems defects and failures and resulting interruptions in the availability of our website, mobile applications, or platform co uld adversely affect our business, financial condition and operating results. • If third - party payment service providers become unavailable or we are subject to increased fees, our business, operating results and financial condition could be materially adversely affected. • If third parties software providers were to interfere with the distribution of our platform or with our use of such software, ou r business would be materially adversely affected. • We rely on mobile operating systems and application marketplaces to make our applications available to pet parents and pet ca reg ivers and if we do not effectively operate with or receive favorable placements within such application marketplaces and maintain high user reviews, our usage or brand recognition could decline and our bus ine ss, financial results and operating results could be materially adversely affected. CONFIDENTIAL Risk Factors

51 51 • Risks Related to Owning the Combined Company’s Shares • A market for the combined company’s common shares may not develop or be sustained, which would adversely affect the liquidity an d price of the combined company’s common shares. • Sales of a substantial number of the combined company’s common shares in the public market, including those issued upon exerc ise of warrants or options, could cause our share price to decline. • The combined company’s future ability to pay cash dividends to shareholders is subject to the discretion of its board of dire cto rs and will be limited by its ability to generate sufficient earnings and cash flows. • Risks Related to Being a Public Company • The combined company will incur increased costs as a result of operating as a public company, and its management will devote sub stantial time to new compliance initiatives. • If our estimates or judgments relating to our critical accounting standards prove to be incorrect, or such standards change o ver time, our results of operations could be adversely affected. • We could in the future need to disclose, and be required to remediate, material weaknesses or significant deficiencies in our in ternal control over financial reporting. CONFIDENTIAL Risk Factors

• Pet Parent - defined as someone who uses the Wag! Platform to schedule, book, and/or pay for services • Pet Caregiver - defined as a customer who has successfully completed a background check and leverages the Wag! Platform to reque st gigs and be paid for pet services • Frequency - calculated as the number of services completed by a Pet Parent on the Wag! Platform in a given month • MAU - defined as number of unique Pet Parents who complete a service in a given month • Revenue - income generated via the Wag! Platform and other revenue streams • Reviews - calculated as the Pet Parent rating of a service completed by a Pet Caregiver on the Wag! Platform on a scale of one t o five • Attach Rate - calculated as the percentage of customers who’ve completed services in 2 or more service - types on the Wag platform (Walking, Sitting & Boarding, Drop - Ins, Training, Health) • Rebooking Rate - calculated as a percentage of cohort who complete one or more services after their first initial booking • Recurring Services - calculated as percentage of services on a daily basis which are on a set - and - forget repeat schedule, booked through the Wag! Platform • Take Rate - calculated by dividing Net Revenue by Gross Bookings • LTV - calculated as the cumulative Gross Profit an average Pet Parent generates over their first three years on the platform, ba sed on historical frequency and retention cohort data • Gross Profit - Calculated as Net Revenue less cost of goods sold (payment processing, caregiver background checks, web services) • CAC - marketing acquisition spend divided by number of new customers in a given period • Organic User Acquisition - defined as the percentage of new Pet Parents who are not attributable to a performance marketing chan nel, thus discovered Organically • Services - calculated as the number of services completed through the Wag! Platform in a given period • Gross Bookings - gross payment volume, including tips, processed through the Wag! Platform and from other revenue streams 52 Definitions CONFIDENTIAL